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                                                             EXHIBIT 10.35

                         [LOGO FEDERAL HOME LOAN BANK]


              OPEN LINE OF CREDIT APPLICATION AND TERMS AGREEMENT

APPLICATION


AMERUS LIFE INSURANCE COMPANY ("Member") hereby applies to the Federal
Home Loan Bank of Des Moines ("Bank") for an Open Line of Credit commitment beginning on the date of approval and ending one year from the date of approval, ("Ending Date") in the amount of $25,000,000.00.


TERMS


1. Member, through its authorized representative may request funds by telephone advice up to the approved Open Line of Credit limit. Funds will be available upon advice.

2. The interest rate on advances funded under the Open Line of Credit will be set and charged daily on the outstanding advance amount. The interest amount will be deducted daily by the Bank from the member's demand account.

3. Advances funded under the Open Line of Credit will be available after the approval date and will mature on the Ending Date.

4. Member represents and warrants that the Open Line of Credit amount requested does not exceed 10% of the assets, not to exceed $50 million.

5. The Bank shall have no obligation to make any advance under the Open Line of Credit unless the Bank is satisfied as to Member's continued creditworthiness and compliance with the terms of the Agreement for Advances, Pledge and Security Agreement ("AAPSA"). If adverse facts develop which make the member ineligible for Bank advances, the member must provide the Bank with immediate written notification of its ineligibility and the Bank may cancel this commitment.

6. The fee for this Open Line of Credit commitment equals .05% times the amount of the commitment. This fee will be charged to the member's demand account on the date this application is approved by the Bank.





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7. This Application and Terms Agreement, if approved by the Bank, will constitute the Agreement between Member and Bank as to the Open Line of Credit and will be wholly incorporated into and become a part of the AAPSA.

By signing this agreement, member hereby accepts the terms hereof.

AmerUs Life Insurance Company           Date: March 4, 1998
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Member

By /s/  Michael G. Fraizer              By: Thomas C. Godlasky
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Michael G. Fraizer                      Thomas C. Godlasky
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Typed Name of Signer                    Typed Name of Signer
Senior Vice President                   Executive Vice President and
and Controller/Treasurer                Chief Investment Officer
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Title                                   Title






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FOR FHLB USE

Date Approved: 3-6-98                   FEDERAL HOME LOAN BANK OF DES MOINES
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Expiration Date: 3-5-99                 By:  /s/ Jerry R. Dergrim
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Amount Approved:$25,000,000             By
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Commitment Number: 980306A
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Commitment Fee: $12,500
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